Exhibit 23.1 Consent of Auditor

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Bakhu Holdings, Corp.

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated October 31, 2022, relating to the financial statements of Bakhu Holdings, Corp. as of July 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

November 23, 2022